Exhibit 99.1

Anworth Announces Board Change

Joseph E. McAdams to Succeed Lloyd McAdams as Chairman

Founder Lloyd McAdams to Remain as Director

SANTA MONICA, Calif.--(BUSINESS WIRE)--November 9, 2018--Anworth Mortgage Asset Corporation (NYSE: ANH) (“Anworth”) announced today that Lloyd McAdams will step down from his role as Anworth’s Chairman of the Board, effective November 15, 2018. Mr. McAdams, 73, will continue as a member of Anworth’s Board of Directors. Mr. McAdams will be succeeded as Chairman of the Board by Joseph E. McAdams. Joseph E. McAdams, 49, currently serves as a member of Anworth’s Board of Directors and, since September 30, 2018, serves as the Company’s Chief Executive Officer.

Lloyd McAdams has been Anworth Mortgage Asset Corporation's Chairman of the Board since its formation in 1997. He was also the Company’s President from its inception through July 2016 and Chief Executive Officer from its inception through September 2018. Mr. McAdams is also a director and the President of Pacific Income Advisers, Inc. (“PIA”), an investment advisory firm organized in 1986 that manages portfolios for institutional and individual clients.

Joseph E. McAdams was appointed Chief Executive Officer effective September 30, 2018 and was appointed President of the Company on July 15, 2016. He has been a director since June 2002 and Chief Investment Officer since January 2003. Mr. McAdams joined the Company as a Vice President in 1998 and was an Executive Vice President from June 2002 until December 2011. From 1993 to 1998, Mr. McAdams was employed by Donaldson, Lufkin & Jenrette Securities Corp. in New York as a mortgage-backed security trader and research analyst.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC, or our Manager, pursuant to a management agreement. Our Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase, and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with portfolio management, administrative services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and our Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman, Director of Investor Relations
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com